EXHIBIT 4.6

                   RESOLUTIONS DULY ADOPTED BY
                    THE BOARD OF DIRECTORS OF
          FHP INTERNATIONAL CORPORATION (THE "COMPANY")
                      ON FEBRUARY 14, 1997



EMPLOYEE STOCK OWNERSHIP PLAN

     WHEREAS, the Company and certain employers affiliated with the Company maintain the FHP International Corporation Employee
Stock Ownership Plan (the "ESOP");

     WHEREAS, the ESOP consists of three separate, but complimentary parts, each of which is designated to satisfy the specific provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to such part;

     WHEREAS, the first part is an employee stock ownership plan intended to qualify under Code Sections 401 and 4975(c)(7);

     WHEREAS, the second part is a stock bonus plan intended to qualify under Code Section 401, which includes a "cash or deferred arrangement" intended to qualify under Code Section
401(k);

     WHEREAS, the third part is a payroll-based tax credit employee stock ownership plan intended to qualify under Code
Sections 41, 401, 409 and 4975(e)(7), and contributions to the third part were discontinued as of December 31, 1986;

     WHEREAS, the assets of the ESOP are invested, in part, in shares of FHP International Corporation Common Stock, $.05 par value ("FHP Common Stock");

     WHEREAS, in accordance with the Reorganization Agreement, Tree Acquisition Corp. will merge into the Company effective as of the Closing, and the Company will be the surviving corporation following such merger;

     WHEREAS, upon the Closing, the ESOP will receive cash, shares of N-T Holdings Class A Common Stock, $.01 par value ("N-T Holdings A Common Stock"), shares of N-T Holdings Class B Common Stock, $.01 par value ("N-T Holdings B Common Stock"), and rights to purchase Talbert Medical Management Holdings Corporation Common Stock ("Talbert Rights"), in exchange for the shares of FHP Common Stock held by the ESOP;

     WHEREAS, upon the Closing, the Company will become a wholly-owned subsidiary of N-T Holdings, and shares of FHP Common Stock will cease to be readily tradable;

     WHEREAS, the Company finds it desirable to "spin off" the third part of the ESOP upon the Closing;

     WHEREAS, the Company also finds it desirable to amend the plan established by such "spinoff" to eliminate the right to receive distributions in shares of FHP Common Stock, and to eliminate the right to invest in shares of FHP Common Stock, following the Closing;

     WHEREAS, the Company also finds it desirable to terminate the plan established by such "spinoff";

     WHEREAS, the Company also finds it desirable to continue the first and second parts of the ESOP as a profit sharing plan following the Closing; and

     WHEREAS, the Company also finds it desirable to amend the ESOP to eliminate the right to receive distributions in shares of FHP Common Stock, and to eliminate the right to invest in shares of FHP Common Stock, following the Closing.

"SPIN-OFF" AMENDMENT AND TERMINATION OF THE PAYSOP

     WHEREAS, the third part of the ESOP consists of the "PAYSOP"
Subaccounts" in the "Employer Contribution Accounts" in the ESOP.

     WHEREAS, under the terms of the ESOP applicable to the "PAYSOP" Subaccounts, the "PAYSOP Subaccounts" will be invested primarily in shares of FHP Common Stock prior to the Closing;

     WHEREAS, under the terms of the ESOP applicable to the "PAYSOP" Subaccounts," a participant or beneficiary may receive a withdrawal or distribution in a single sum consisting of the whole shares of "Stock" held in his or her "PAYSOP Subaccounts" as of his or her "Distribution Date";

     WHEREAS, under the terms of the ESOP applicable to the "PAYSOP" Subaccounts," "Stock" is defined as shares of FHP Common
Stock which are readily tradable on an established securities market;

     WHEREAS, the right to receive a withdrawal or distribution in whole shares of FHP Common Stock held in the "PAYSOP Subaccounts" is an "optional form of benefit" under Code Section 411(d)(6), Treas. Reg. Section 1.411(d)-4 and Section 204(g) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

     WHEREAS, immediately prior to the Closing, the "PAYSOP"
Subaccounts in the ESOP will be subject to Code Section 409(h);

     WHEREAS, upon the Closing, shares of FHP Common Stock will cease to be readily available, and will no longer be held in the "PAYSOP Subaccounts" in the ESOP, and

     WHEREAS, the right to receive a withdrawal or distribution of whole shares of FHP Common Stock may be eliminated in accordance with Code Section 411(d)(6)(C), Treas. Reg. Section
1.411(d)-4 A-2(d)(1)(iv) and ERISA Section 204(g)(3).

     NOW THEREFORE, BE IT RESOLVED, that, effective upon the Closing, the payroll-based tax credit employee stock ownership plan that consists of the "PAYSOP Subaccounts" in the "Employer Contribution Accounts" in the ESOP be, and the same hereby is, "spun off" into a separate plan (the "PAYSOP").

     RESOLVED FURTHER, that such "Spinoff" shall satisfy the requirements of Code Sections 401(a)(12) and 414(1), Treas. Reg.
section 1.414(1)-1 and ERISA Section 208.

     RESOLVED FURTHER, that, effective upon the Closing, the name of the PAYSOP shall the "The FHP International Corporation
PAYSOP".

     RESOLVED FURTHER, that, effective upon the Closing, Coy
Baugh, Wanda Lee, Judy Ehrenreich and Jeffrey Kuehn be, and hereby are, appointed members of the "Committee" under the PAYSOP responsible for the administration of the PAYSOP.

     RESOLVED FURTHER that Wells Fargo Bank, N.A. be, and hereby is, appointed as the trustee of the trust established pursuant to the PAYSOP.

     RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized and directed to file Form 5310-As with respect to such "spinoff", notifying the Commission of the Internal Revenue of such "spinoff", to the extent required by the Code.

     RESOLVED FURTHER, that, effective upon the Closing and immediately following such "spinoff," the PAYSOP be, and hereby is, amended to eliminate the right of a participant or beneficiary to invest such participant's or beneficiary's "PAYSOP
Subaccount" in shares of FHP Common Stock.

     RESOLVED FURTHER, that, effective upon the Closing and such immediately following "spinoff," the PAYSOP be, and hereby is, amended to eliminate the right of a participant or beneficiary to receive withdrawals and distributions of such participant's or beneficiary's "PAYSOP Subaccount" in whole shares of FHP Common Stock.

     RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized and directed to notify the participants in the PAYSOP of the elimination of the right to invest in shares of FHP Common Stock, and the elimination of the right to receive withdrawals and distributions of whole shares of FHP Common Stock.

     RESOLVED FURTHER, that said officers be, and each hereby is, authorized and directed to prepare and execute a plan document setting forth the terms of the PAYSOP, as established by such "spinoff".

     RESOLVED FURTHER, that the PAYSOP be, and hereby is, terminated effective upon the Closing and immediately following such "spinoff."

     RESOLVED FURTHER, that the distributions of the "PAYSOP Subaccounts" upon the termination of the PAYSOP shall be made as soon as administratively feasible following the termination of the PAYSOP and the issuance of a favorable determination letter by the Commissioner of Internal Revenue relative to the PAYSOP and the termination of the PAYSOP.

     RESOLVED FURTHER, that a participant or beneficiary shall have the right to receive the distribution of such participant's or beneficiary's "PAYSOP Subaccounts" in the form of the cash, shares of N-T Holdings A Common Stock, shares of N-T Holdings B Common Stock and Talbert Rights received in exchange for the shares of FHP Common Stock held by the PAYSOP on the Closing, in accordance with Code Section 409(h).

     RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized and directed to notify the participants in the PAYSOP of the termination of the PAYSOP.

     RESOLVED FURTHER, that said officers be, and each hereby is, authorized and directed to request a favorable determination from the Commission of Internal Revenue relative to the PAYSOP holding that the PAYSOP, as amended, and the trust established pursuant thereto are qualified and tax-exempt under the applicable provisions of the Code, and that the termination of the PAYSOP will not adversely affect the qualified and tax-exempt status of the PAYSOP and such trust.

     RESOLVED FURTHER, that said officers be, and each hereby is, authorized and directed to prepare and execute any further documents necessary in conjunction with obtaining the approval of the PAYSOP and the trust established pursuant to the PAYSOP from the Commission of the Internal Revenue as qualified and tax-exempt, including any amendments which may be required as a condition of said rulings.

     RESOLVED FURTHER, that said officers be, and each hereby is, authorized and directed to prepare and execute any further documents and take any further actions as may be necessary to carry out the purposes of these resolutions.

CONVERSION OF THE ESOP TO A PROFIT SHARING PLAN

     WHEREAS, the first part of the ESOP consists of the "Pre-
1/1/96 Employer Matching Contributions Subaccounts" and "Employer
ESOP Contributions Subaccounts" in the "Employer Contributions
Accounts" in the ESOP.

     WHEREAS, the second part of the ESOP consists of the "Pretax
Deferral Accounts," "Rollover Accounts" "TakeCare Accounts"
"Employer Stock Bonus Accounts" and the "New Matching
Contributions Accounts" in the ESOP;

     WHEREAS, the first and second parts of the ESOP shall constitute the ESOP following the "spinoff" of the PAYSOP; and

     WHEREAS, the Company intends to continue the ESOP following the Closing.

     NOW THEREFORE, BE IT RESOLVED, that, effective upon the Closing and following the "spinoff" of the PAYSOP, the ESOP be, and hereby is, converted to a profit sharing plan intended to qualify under Code Section 401, which includes a "cash or deferred arrangement" that is intended to qualify under Code
Section 404(k) (the "401(k) Plan").

     RESOLVED FURTHER, that, effective upon the Closing and the conversion of the ESOP to the 401(k) Plan, the name of the 401(k) shall be changed to "The FHP International Corporation 401(k)
Savings Plan."

     RESOLVED FURTHER, that, effective upon the conversion of the ESOP to the 401(k) Plan, the 401(k) Plan be, and hereby is, amended to eliminate those provisions contained in the ESOP prior to such conversion that were necessary in order for the ESOP to qualify as a stock bonus plan or an employee stock ownership plan.

     RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized and directed to notify the participants in the 401(k) Plan of the conversion of the ESOP to a profit sharing plan and the terms of the 401(k) Plan.

     RESOLVED FURTHER, that said officers be, and each hereby is, authorized and directed to prepare and execute an amendment and restatement of the 401(k) Plan setting forth the terms of the 401(k) Plan, as so amended.

     RESOLVED FURTHER, that said officers be, and each hereby is, authorized and directed to prepare and execute any further documents and take any further actions as may be necessary to carry out the purposes of these resolutions.

AMENDMENT OF THE 401(K) PLAN

     WHEREAS, immediately prior to the Closing, all or a portion of the "Accounts" in the ESOP will be invested in shares of FHP
Common Stock;

     WHEREAS, under the terms of the ESOP, a participant or beneficiary is entitled to invest all or a portion of the "Accounts" in the ESOP in shares of the FHP Common Stock;

     WHEREAS, under the terms of the ESOP, a participant or beneficiary may receive a withdrawal or distribution in a single sum consisting of the whole shares of "Stock" held in his or her "Accounts" as of his or her "Distribution Date",

     WHEREAS, under the terms of the ESOP, "Stock" is defined as shares of FHP Common Stock which are readily tradable on an established securities market;

     WHEREAS, the right to receive a withdrawal or distribution in whole shares of FHP Common Stock held in the "Accounts" is an "optional form of benefit" under Code Section 411(d)(6), Treas.
Reg. Section 1.411(d)-4 and ERISA Section 204(g),

     RESOLVED FURTHER, that, upon the Closing and the conversion of the ESOP to the 401(k) Plan, the 401(k) Plan be, and hereby is, amended to eliminate the right of a participant or beneficiary to receive distributions of such participant's or beneficiary's "Accounts" in whole shares of FHP Common Stock.

     WHEREAS, the right to receive a withdrawal or distribution of whole shares of FHP Common Stock may be eliminated in accordance with Code Section 411(d)(6)(C), Treas. Reg. Section
1.411(d)-4A-2(d)(1)(iv) and ERISA Section 204(g)(3).

     NOW, THEREFORE BE IT RESOLVED, that, effective upon the Closing and the conversion of the ESOP to the 401(k) Plan, the 401(k) Plan be, and hereby is, amended to eliminate the right of a participant or beneficiary to invest such participant's or beneficiary's "Accounts" in shares of FHP Common Stock.

     RESOLVED FURTHER, that, upon the Closing and the conversion of the ESOP to the 401(k) Plan, the 401(k) Plan be, and hereby is, amended to eliminate the right of a participant or beneficiary to receive distributions of such participant's or beneficiary's "Accounts" in whole shares of FHP Common Stock.

     RESOLVED FURTHER, that, upon the Closing and the conversion of the ESOP to the 401(k) Plan, the 401(k) Plan be, and hereby is, amended to provide that all withdrawals and distributions to participants and beneficiaries shall be made in the form of cash.

     RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized and directed to notify the participants in the 401(k) Plan of the elimination of the right to invest in shares of FHP Common Stock, and the elimination of the right to receive withdrawals and distributions of whole shares of FHP Common Stock.

     RESOLVED FURTHER, that the amendment and restatement of the 401(k) Plan to be prepared and executed by the officers of the Company shall reflect the elimination of such rights.

     RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized and directed to request a favorable determination from the Commissioner of the Internal Revenue relative to the 401(k) Plan holding that the 401(k) Plan and the trust established pursuant thereto are qualified and tax-exempt under the applicable provisions of the Code.

     RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized and directed to prepare and execute any further documents necessary in conjunction with obtaining the approval of the 401(k) Plan and the trust established pursuant thereto from the Commission of the Internal Revenue as qualified and tax-exempt, including any amendments which may be required as a condition of said rulings.

     RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized and directed to prepare and execute any further documents and to take any further actions as may be necessary to carry out the purposes of these resolutions.

APPOINTMENT OF 401(K) PLAN COMMITTEE

     WHEREAS, the "Committee" under the 401(k) Plan is responsible for the administration of the 401(k) Plan, and

     WHEREAS, the Company finds it desirable to remove the present members of the "Committee" and to appoint new members of the "Committee."

     NOW THEREFORE BE IT RESOLVED, that, effective upon the
Closing and the conversion of the ESOP to the 401(k) Plan, the members of the "Committee" under the 401(k) Plan be, and hereby is, removed.

     RESOLVED FURTHER, that, effective upon the Closing and the conversion of the ESOP to the 401(k) Plan, Coy Baugh, Wanda Lee,
Judy Ehrenreich and Jeffrey Kuehn be, and hereby are, appointed members of the "Committee" under the 401(k) Plan.

     RESOLVED FURTHER, that officers of the Company be, and each hereby is, authorized and directed to prepare and execute any documents and to take any actions as may be necessary to carry out the purposes of these resolutions.

FHP MONEY PURCHASE PENSION PLAN

     WHEREAS, the Company and certain employers affiliated with the Company maintain the FHP Money Purchase Pension Plan;

     WHEREAS, the Pension Plan is a money purchase pension plan intended to qualify under Code Section 401;

     WHEREAS, the "Committee", under the Pension Plan is responsible for the administration of the Pension Plan; and

     WHEREAS, the Company finds it desirable to remove the present members of the "Committee" and to appoint new members of the "Committee".

     NOW, THEREFORE, BE IT RESOLVED, that, effective upon the
Closing, the members of the "Committee" under the Pension Plan be, and hereby is, removed.

     RESOLVED FURTHER, that, effective upon the Closing, Coy
Baugh, Wanda Lee, Judy Ehrenreich and Jeffrey Kuehn be, and hereby are, appointed members of the Committee under the Pension
Plan.

     RESOLVED FURTHER, that officers of the Company be, and each hereby is, authorized and directed to prepare and execute any documents and to take any actions as may be necessary to carry out the purposes of these resolutions.


     I, Joseph S. Konowiecki, certify that I am the duly elected Secretary of the Company and that, as such, I do hereby further certify that the resolutions set forth above are a true and correct representation of resolutions duly adopted by the Board of Directors of FHP International Corporation on February 14, 1997 and that said resolutions have not been amended, modified or rescinded and remain in full force and effect on the date hereof.


Dated:  April 15, 1997             /s/ Joseph S. Konowiecki
                                   Joseph S. Konowiecki
                                   Secretary


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